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                                                                     EXHIBIT 5.1




                                March 3, 1998



Teltrend Inc.
620 Stetson Avenue
St. Charles, Illinois  60174-1700

Ladies and Gentlemen:

     We acted as counsel to Teltrend Inc., a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 250,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which are to be issued pursuant to the Teltrend Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan").

     In arriving at this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:
     1.   The Registration Statement;

     2.   The Plan;

     3.   The Restated Certificate of Incorporation of the Company, as amended;

     4.   The Amended and Restated Bylaws of the Company;

     5.   Copies of certain corporate records of the Company;

     6. Certificates of public officials, certificates of officers, representatives and agents of the Company and resolutions of the Board of Directors (the "Board"), Committees of the Board and stockholders of the Company; and

     7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.




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March 3, 1998
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     We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies, and the authenticity of all such documents.

     We assume that, prior to the sale of any Shares to which this Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state or foreign securities or other laws.

     Based upon the foregoing and in reliance thereon, we are of the opinion that the up to 250,000 Shares of Common Stock which are to be issued pursuant to the Plan have been duly authorized by the Company and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable by the Company.

     The opinion contained in the preceding paragraph is based on the assumption that, at the time such Shares of stock are issued, the Registration Statement will then be effective.

     This opinion is limited in all respects to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we express no opinion as to the law of any other jurisdiction or the effect thereof. Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering this opinion, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to any and all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                              Sincerely yours,



                                              /s/ Jenner & Block